                                                                 EXHIBIT 99.2

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Sunrise Educational Services, Inc.

We have audited the accompanying consolidated balance sheet of Sunrise Educational Services, Inc. (a Delaware corporation) and subsidiary as of July 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Educational Services, Inc. and subsidiary as of July 31, 1997, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP


Phoenix, Arizona
September 29, 1997

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY
                              CONSOLIDATED BALANCE SHEET
                                    JULY 31, 1997

                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                       $1,212,806
  Accounts receivable, net                                           746,570
  Prepaid expenses                                                   542,515
  Deferred tax asset, current portion                                193,358
  Inventory and supplies                                              33,323
                                                                 ------------
               Total current assets                                2,728,572

PROPERTY AND EQUIPMENT, net                                        1,983,694
PROPERTY AND EQUIPMENT LEASED TO PSI, net                            118,378
DEFERRED TAX ASSET, net of current portion                           502,000
INTANGIBLE ASSETS, net                                             1,252,559
DEPOSITS AND OTHER ASSETS                                            337,968
                                                                 ------------
               Total assets                                       $6,923,171
                                                                 ------------
                                                                 ------------

                         LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
  Line of credit                                                 $   223,754
  Accounts payable                                                   297,973
  Accrued expenses                                                   733,376
  Dividends payable on preferred stock                                44,372
  Notes payable, current portion                                     248,865
  Accrued rental reserve, current position                           341,808
  Deferred rent, current portion                                      73,026
  Deferred gain on sale and leaseback of preschool facilities,
    current portion                                                   45,003
                                                                 ------------
               Total current liabilities                           2,008,177

NOTES PAYABLE, net of current portion                                802,696

ACCRUED RENTAL RESERVE, net of current portion                       480,000

DEFERRED RENT, net of current portion                                283,833

DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES,
  net of current portion                                              42,645

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock, $1 par value - 1,000,000 shares authorized,
   857,333 shares issued and outstanding                             857,333
  Common stock, $.01 par value 10,000,000 shares authorized,
   3,252,915 issued and outstanding                                   32,529
  Paid-in capital                                                  7,975,519
  Accumulated deficit                                             (5,559,561)
                                                                 ------------
               Total shareholders' equity                          3,305,820
                                                                 ------------
               Total liabilities and shareholders' equity         $6,923,171
                                                                 ------------
                                                                 ------------
          The accompanying notes are an integral part of these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEARS ENDED JULY 31, 1997AND 1996

                                                     1997             1996
                                                -------------     -------------

OPERATING REVENUE:
 Tuition and other                              $ 13,620,656     $ 10,237,418
 Government programs                               1,026,626          738,429
                                                -------------    -------------
               Total operating revenue            14,647,282       10,975,847

OPERATING EXPENSES:
 Payroll                                           6,766,002        5,055,138
 Facilities and maintenance                        4,777,442        3,876,373
 General and administrative                        2,121,493        1,637,925
 Government programs                               1,042,119          738,429
 Unusual charges                                   1,114,000          602,000
                                                -------------    -------------

               Total operating expenses           15,821,056       11,909,865
                                                -------------    -------------

LOSS FROM OPERATIONS                              (1,173,774)        (934,018)

OTHER INCOME (EXPENSES):
 Interest (expense) income, net                      (12,684)          70,810
 Other income and gains                              109,663            5,900
                                                -------------    -------------

               Total other income                     96,979           76,710
                                                -------------    -------------

LOSS BEFORE INCOME TAXES                          (1,076,795)        (857,308)

INCOME TAXES                                            -                -
                                                -------------    -------------

NET LOSS                                        $ (1,076,795)    $   (857,308)
                                                -------------    -------------
                                                -------------    -------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS    $ (1,609,195)    $ (1,201,925)
                                                -------------    -------------
                                                -------------    -------------

 NET LOSS PER COMMON SHARE:
          Primary                               $       (.52)    $       (.40)
                                                -------------    -------------
                                                -------------    -------------

 WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES:
          Primary                                  3,089,850        2,970,294
                                                -------------    -------------
                                                -------------    -------------

               The accompanying notes are an integral part of these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      FOR THE YEARS ENDED JULY 31, 1997 AND 1996



                                            Preferred Stock           Common Stock
                                        ----------------------  -----------------------
                                        Outstanding             Outstanding                Paid-in     Accumulated
                                          Shares      Amount      Shares       Amount      Capital       Deficit        Total
                                        -----------  ---------  -----------   ---------  -----------  ------------  ------------

BALANCE AT JULY 31, 1995                500,000     $500,000    2,935,894    $  29,359   $ 3,602,406 $ (2,748,441)  $ 1,383,324

  Exercise of warrants                        -            -       47,074          471        39,933            -        40,404

  Issuance of preferred stock           357,333      357,333            -            -     3,967,214            -     4,324,547

  Dividends payable on preferred stock        -            -            -            -             -     (344,617)     (344,617)

  Net loss                                    -            -            -            -             -     (857,308)     (857,308)
                                        ----------- ---------   -----------   ---------  -----------  ------------  ------------

BALANCE AT JULY 31, 1996                857,333      857,333    2,982,968       29,830     7,609,553   (3,950,366)    4,546,350

  Exercise of options                         -            -       12,679          126         6,747            -         6,873

  Issuance of common stock
     for preferred dividends                  -            -      257,268        2,573       359,219            -       361,792

  Dividends payable on preferred stock        -            -            -            -             -     (532,400)     (532,400)

  Net loss                                    -            -            -            -             -   (1,076,795)   (1,076,795)
                                        ----------- ---------   -----------   ---------  -----------  ------------  ------------

BALANCE AT JULY 31, 1997                857,333     $857,333    3,252,915    $  32,529   $ 7,975,519 $ (5,559,561)  $ 3,305,820
                                        ----------- ---------   -----------   ---------  -----------  ------------  ------------
                                        ----------- ---------   -----------   ---------  -----------  ------------  ------------



                    The accompanying notes are an integral part of
                       these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                      FOR THE YEARS ENDED JULY 31, 1997 AND 1996

                                                         1997           1996
                                                    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $(1,076,795)   $  (857,308)
 Adjustments to reconcile net loss
   to net cash (used in) provided
   by operating activities-
     Depreciation and amortization                      705,645        384,574
     Amortized gain on sale of real estate              (45,003)       (45,003)
     Amortization of deferred rent                     (103,181)       (52,988)
     Provision for doubtful accounts                    167,204        139,296
     Unusual charges                                  1,114,000        602,000
     Gain on disposal of property and equipment         (42,436)        (5,900)
     Gain on refinancing                                (67,227)             -
 Changes in assets and liabilities-
     Increase in accounts receivable                   (525,999)      (147,818)
     Increase in prepaid expenses                      (393,057)       (53,216)
     Increase in inventory and supplies                  (6,587)       (10,718)
     Decrease (increase) in deposits
       and other assets                                  45,790        (90,992)
     Increase in accounts payable                        25,454        146,891
     Increase in accrued expenses                       348,340         82,777
     Decrease in accrued rental reserve                (292,192)             -
                                                    ------------   ------------
                                                        930,751        948,903
                                                    ------------   ------------
          Net cash (used in) provided
            by operating activities                    (146,044)        91,595

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions of child care centers                    (494,264)    (1,107,121)
 Registration of new tradenames                         (21,123)             -
 Purchases of property and equipment                 (1,168,218)      (916,886)
 Proceeds from disposal of property and equipment       396,098         10,800
                                                    ------------   ------------
          Net cash used in investing activities      (1,287,507)    (2,013,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from exercise of warrants and options           6,873         40,404
 Proceeds from sale of preferred stock                        -      4,324,547
 Payment of dividends                                  (170,605)      (566,083)
 Proceeds from notes payable                          1,339,194        219,360
 Net borrowings on lines of credit                      123,754        100,000
 Payments on notes payable and capital leases        (1,283,475)      (147,311)
                                                    ------------   ------------
          Net cash provided by financing activities      15,741      3,970,917
                                                    ------------   ------------
NET (DECREASE) INCREASE IN CASH AND
    CASH EQUIVALENTS                                 (1,417,810)     2,049,305

CASH AND CASH EQUIVALENTS, beginning of year          2,630,616        581,311
                                                    ------------   ------------


CASH AND CASH EQUIVALENTS, end of year              $ 1,212,806    $ 2,630,616
                                                    ------------   ------------
                                                    ------------   ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest             $    96,272    $    42,150
                                                    ------------   ------------
                                                    ------------   ------------
 Payment of stock dividends                         $   361,790    $         -
                                                    ------------   ------------
                                                    ------------   ------------
 Note payable issued for acquisition of
   child care centers                               $   425,000    $         -
                                                    ------------   ------------
                                                    ------------   ------------
 Cash paid during the year for income taxes         $         -    $         -
                                                    ------------   ------------
                                                    ------------   ------------

                   The accompanying notes are an integral part of
                       these consolidated financial statements.

                  SUNRISE EDUCATIONAL SERVICES, INC. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    JULY 31, 1997



(1)   ORGANIZATION AND OPERATIONS:

Sunrise Educational Services, Inc. (the "Company"), previously Sunrise Preschools, Inc., was incorporated in the State of Delaware in May 1987. As of July 31, 1997, the Company operates 26 child care centers and manages an additional 7 child care centers in Arizona, Hawaii, Colorado and Wisconsin.

The Company is successor to Venture Educational Programs, Inc., an Arizona corporation formed in 1980, and Sunrise Preschools, Inc., an Arizona corporation, formed in 1985. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987, was dissolved effective September 10, 1994.

Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. (PSI). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration, educational programs and operation of PSI's educational services (see Note 4). The results of operations of the schools transferred to PSI are not included in the accompanying consolidated financial statements.

During fiscal 1997, the Company acquired or opened six child care centers, increasing its licensed capacity by approximately 911 children. During fiscal 1996, the Company acquired six child care centers, increasing its licensed capacity by approximately 914 children.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        (a)    BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sunrise Educational Services, Inc. and Sunrise Educational Services Hawaii, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

        (b)    USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (c) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company follows the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (FAS No. 121) which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are recorded at the lower of the carrying amount or net realizable value (fair value less costs to sell).

        (d)    CASH AND CASH EQUIVALENTS

All short-term investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents, which consist primarily of government securities and other short-term investments, are stated at the lower of aggregate cost or market and totaled $486,000 at July 31, 1997.

        (e)    DEPRECIATION AND AMORTIZATION

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from three to twelve years. Leasehold improvements are amortized over the shorter of either the asset's useful life or the related lease term. Depreciation is computed on the straight-line method for financial reporting purposes.

        (f)    INTANGIBLE ASSETS

Intangible assets represent the unamortized excess of the cost of acquisitions of existing child care centers, over the fair values of the centers' net tangible assets determined at the dates of acquisition and amounts allocated to noncompete agreements and customer base. The intangible assets are being amortized using a straight-line method over various periods up to 20 years. Amortization expense was approximately $109,000 and $12,000 during fiscal 1997 and fiscal 1996, respectively, and accumulated amortization at July 31, 1997 and July 31, 1996 was $121,000 and $12,000, respectively. The recoverability of goodwill attributable to the Company's acquisition is continually assessed based on actual and projected levels of profitability and cash flows of the centers acquired on an undiscounted basis.

        (g)    PRE-OPENING COSTS

Pre-opening costs are expensed as incurred.


        (h)    ACCRUED EXPENSES

Accrued expenses include compensation and related benefits of $475,417 at July 31, 1997.

        (i)    ADVERTISING EXPENSES

Advertising costs are expensed when incurred which is generally when the advertising first takes place. Advertising expenses were approximately $260,000 and $161,000 in 1997 and 1996, respectively. At July 31, 1997, prepaid expenses included approximately $70,000 for prepaid advertising expenses.

        (j)    GOVERNMENT PROGRAMS

Revenues related to government programs include amounts paid by various government agencies under contractual arrangements for programs for children with special needs. Since July 1987, the Company has been awarded an annual contract from the Division of Developmental Disabilities of the Arizona Department of Economic Security to provide a goal-oriented training program for and to integrate mild to moderately handicapped children in child care centers. Since June 1991, the Arizona Department of Economic Security, as administrator of a child care block grant, has awarded the Company an annual contract to deliver child care to families with special needs children.

        (k)    NET INCOME (LOSS) PER SHARE

Primary net loss per share is computed by dividing net loss attributable to common shareholders (net loss plus accrued dividends for the period on Series B and Series C Preferred Stock) by the weighted average number of common shares outstanding during the period. Shares issuable upon the exercise of warrants and employee stock options are considered antidilutive and are not included in the weighted average number of common shares and common share equivalents outstanding.

        (l)    BASIS OF PRESENTATION

The fiscal year of the Company consists of eight four-week periods and four five-week periods. Each quarter of the Company's fiscal year consists of two four-week periods and one five-week period. The Company's fiscal year ends on the Saturday nearest July 31 of each year. However, for clarity of presentation, all information has been presented as if the fiscal year ended on July 31.

        (m)    CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with federally insured institutions and in mutual funds. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Concentrations of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the Company's customer base. As a result, at July 31, 1997, the Company does not consider itself to have any significant concentrations of credit risk with respect to accounts receivable.

        (n)    FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS requires that the Company disclose estimated fair values of financial instruments. Cash and cash equivalents, accounts receivable, notes receivable and notes payable are carried at amounts that reasonably approximate their fair values.

        (o)    RECENTLY ISSUED ACCOUNTING STANDARD

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNING PER SHARE (FAS No. 128) which changes the computation and disclosure of earnings per share. FAS No. 128 is effective for both interim and annual periods ending after December 15, 1997 with restatement of prior periods. The adoption of FAS No. 128 is not expected to have a material impact on the Company's earnings per share.

(3)   ACQUISITIONS:

During fiscal 1997, the Company purchased the assets of four preschool centers in the Phoenix, Arizona metropolitan area. The total aggregate purchase price for these acquisitions was $775,000. Additional acquisition costs totaled approximately $144,000.

The acquisitions were accounted for as purchases. The amount of the purchase price in excess of net tangible assets acquired was allocated as follows: goodwill - $488,000; noncompete agreements - $96,000, and; customer base - $45,000.

Summarized below are the unaudited pro forma consolidated results of operations of the Company for the fiscal year ended July 31, 1997 assuming the acquisitions were consummated as of August 1, 1996. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at August 1, 1996 or of results which may occur in the future.

      Revenues                               $14,761,000
      Net loss                                (1,058,000)
      Net loss per common share                     (.52)

During fiscal 1996, the Company purchased, for cash, the assets of the following five child care centers: two child care centers in the Denver, Colorado metropolitan area on November 1, 1995, one center in Colorado Springs, Colorado on April 5, 1996, one center in Sierra Vista, Arizona on April 16, 1996, and one center in Phoenix, Arizona on June 28, 1996. These acquisitions increased the Company's licensed capacity by 791. The total aggregate purchase price for these acquisitions was $850,000. Additional acquisition costs totaled $137,817.

The acquisitions were accounted for as purchases. The amount of each purchase price in excess of net tangible assets acquired was allocated among the following intangible assets: goodwill-$584,087; noncompete agreements-$105,000; and customer base-$56,000.

(4)   PRESCHOOL SERVICES, INC. AND UNUSUAL CHARGES:

In January 1994, the Board of Directors approved the transfer of a portion of the Company's operations to Preschool Services, Inc. (PSI), a Hawaii nonprofit corporation. PSI has certain contracts with the state of Hawaii to provide child care services, one of which is subject to annual renewal. The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the PSI Agreement). The PSI Agreement stipulates that the Company is to receive an administrative services fee (the Administrative Fee) for providing the services described above. Pursuant to the PSI Agreement, the Administrative Fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations.

During fiscal 1995, the Company agreed to defer future Administrative Fees and lease payments due from PSI until such time as PSI's cash flow is adequate to fund these fees, which the Company initially estimated would be no sooner than fiscal 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995, were converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002. During fiscal 1997, the note receivable of $256,251 was fully reserved through a provision to unusual charges due to continued cash flow difficulties of PSI. In fiscal 1997 and 1996, all administrative fees were deferred which totaled $50,000 and $42,000, respectively.

The Company is the lessee under two leases for property subleased to PSI and is contingently liable for the lease payments to third-parties. Since the estimated future cash flows of PSI will not be sufficient to make the scheduled lease payments, the Company recorded a provision for these contingent liabilities of approximately $696,000 in fiscal 1997 and $418,000 in fiscal 1996 related to the remaining lease payments (less estimated sublease rental income) which are included in unusual charges. The reserve balance for these contingent liabilities at July 31, 1997 is approximately $822,000. In fiscal 1996, an allowance was provided for 1996 lease payments not paid by PSI to the Company totaling $374,000 in addition to unusual charges.

Due to continued operating losses incurred during 1996, PSI approved a plan to close certain schools prior to the expiration of the leases. In fiscal 1997, PSI decided to close the two schools prior to the expiration of the leases and relocate the children to other facilities. Since the estimated cash flows will not be sufficient to recover the leasehold improvements related to these two schools, the Company recorded impairment reserves for these assets which totaled approximately $162,000 in fiscal 1997 and $184,000 in fiscal 1996 which are included in unusual charges.

(5)   PROPERTY AND EQUIPMENT:

Property and equipment and property and equipment leased to PSI at July 31, 1997 consist of the following:
                                                            Property and
                                          Property            Equipment
                                        and equipment       Leased to PSI
                                        -------------       -------------

      Furniture and fixtures            $   1,006,000       $      80,000
      Equipment                             1,512,000             267,000
      Vehicles                                758,000              47,000
      Leasehold improvements                  934,000             981,000
                                        -------------       -------------
                                            4,210,000           1,375,000

      Less-Accumulated depreciation and
        amortization                       (2,226,000)           (997,000)

      Less-Impaired asset reserve                   -            (260,000)
                                        -------------       -------------
                                        $   1,984,000       $     118,000
                                        -------------       -------------
                                        -------------       -------------

(6)   CREDIT FACILITIES:

The Company has four credit facilities with a financial institution totaling $3,000,000: (i) a $500,000 revolving working capital line, bearing interest at prime (8.50 at July 31, 1997) plus 1.50%; (ii) a $500,000 note for the purchase of vehicles and equipment, bearing interest at prime plus 1.75%; (iii) a $1,000,000 nonrevolving line of credit for acquisition financing, bearing interest at prime plus 2.5%; and (iv) a $1,000,000 term loan which was used to refinance the Company's existing notes payable and capital leases, bearing interest at 10.42% annually. The credit facilities are secured by all of the Company's accounts receivable, inventory, furniture, vehicles and equipment. As of July 31, 1997, the amounts borrowed under the credit facilities listed above are as follows: working capital line - $224,000; equipment note - $151,000; acquisition financing line - $0; and term loan - $901,000.

Amounts borrowed under the working capital line are due in monthly installments of interest with all unpaid principal and interest due on April 24, 1998. Amounts borrowed under the equipment note and term loan are payable in monthly installments of principal and interest (see Note 7).

The Company is required to meet certain covenants under these credit facilities, including maintaining certain minimum net working capital balances and meeting certain net worth, debt and interest coverage ratios. The terms of the credit facilities, also limit the ability of the Company to sell assets without the consent of the bank.

The lines of credit are renewable each year on April 30. The Company expects to be able to renew the lines of credit under similar terms in the future.
However, if the credit lines are not renewed, there is no assurance that they can be replaced.

As the result of refinancing certain debt, the Company recognized a gain of $67,000 in fiscal 1997 which is included in other income and gains in the accompanying statements of operations.

(7)   NOTES PAYABLE:

Notes payable consist of the following:

   Installment notes payable to Imperial Bank, payable monthly with interest rates ranging from prime (8.50% at July 31, 1997) plus 1.75% to 10.42%, maturing through July 2002, secured by accounts receivable, equipment, fixed assets and vehicles (approximately $726,000 at July 31, 1997)

                                                                    $1,052,000

   Less-current portion                                                249,000
                                                                    ----------

   Long-term portion                                                $  803,000
                                                                    ----------
                                                                    ----------

Repayment of notes payable are scheduled as follows:

          Year Ended
           July 31,
          ----------

            1998                                                    $  249,000
            1999                                                       272,000
            2000                                                       299,000
            2001                                                       207,000
            2002                                                        25,000
                                                                    ----------
                                                                    $1,052,000
                                                                    ----------


(8)   COMMITMENTS AND CONTINGENCIES:

The Company leases 26 of its child care facilities and certain vehicles and equipment under agreements which have been classified as operating leases for financial reporting purposes. Under these agreements, the Company generally has responsibility for maintenance, utilities, taxes and insurance expenses. Certain agreements provide for the escalation of future rents based on the Consumer Price Index or other formulas. Renewal of the agreements are for periods of 5 to 25 years at the Company's discretion. Two of these child care facilities have been subleased to PSI.

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of approximately $357,000 at July 31, 1997. The liability will be satisfied through future rental payments.

The Company pays no rent at 9 of its child care centers. However, profit sharing arrangements exist with the owners of five of these facilities, all of which are managed for PSI. Amounts paid to the owners of these facilities are paid by PSI. The arrangements with the remaining four child care centers provide for the Company to be reimbursed for expenses and paid a predetermined fee for operating the child care centers.

Future lease commitments under noncancelable operating leases are as follows:

          Year Ending
            July 31,
          -----------

             1998                       $  3,034,000
             1999                          2,405,000
             2000                          2,102,000
             2001                          1,963,000
             2002                          1,510,000
             Thereafter                    6,236,000
                                        ------------
                                        $ 17,250,000
                                        ------------
                                        ------------

During fiscal 1997 and 1996, the Company leased equipment used in two preschool facilities from an officer/stockholder for $2,000 per month. This lease expired in November 1996. The Company also leased four vehicles used at its preschool facilities during fiscal years 1997 and 1996 from officers/stockholders with aggregate monthly payments of approximately $2,000 per month through March 1997. The Company bought these four vehicles from the officers/stockholders in April 1997 for $31,000.

Total rent expense for operating leases, net of sublease income of $188,000 and $243,000 and including amounts paid to related parties of $72,000 and $51,000, was $2,750,000 and $2,296,000 for fiscal years 1997 and 1996, respectively.

The Company has employment agreements with two of its principal officers (the Employee). These agreements, which have been amended from time-to-time, provide for minimum salary levels, cost of living changes, as well as for the payment of incentive bonuses, at the discretion of the Compensation Committee of the Company's Board of Directors, in accordance with Company bonus plans in effect. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements provide that the employees' salaries will be reviewed annually, but such salaries may not be decreased.

Each of the agreements provide that if the Employee is terminated by the Company other than for cause or disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and
(ii) a lump sum payment equal to the sum of three years of the Employee's then current annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. In addition, all options or warrants to purchase common stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options.

The Company has an acquisition consulting and investor relations agreement with a consultant. Pursuant to the agreement, the consultant provides various acquisition consulting and investor relations services to the Company, including consulting with the Company on matters involving the financial community as well as internal financial matters. The agreement specifies monthly payments of $3,500 for investor relation services. Pursuant to the agreement, the Company granted the consultant, as additional consideration for consulting services, warrants to purchase 145,000 shares of the Company's common stock at a price of $1.21875 per share and 50,000 shares of the

Company's common stock at a price of $1.375 per share and has agreed to reimburse the consultant for certain expenses. The agreement terminates on December 31, 1998 with an automatic renewal through December 31, 2000; however, the agreement may be terminated for cause (as defined in the agreement) upon ten days notice to the consultant.

The Company has a financial consulting agreement with another consultant. The agreement specifies monthly payments of $3,000 for financial consulting services and the Company has agreed to reimburse the consultant for certain expenses. Pursuant to the agreement, the Company granted warrants to the consultant to purchase 300,000 shares of the Company's common stock at an exercise price of $1.375 per share with respect to an initial 150,000 shares and an exercise price of $2.00 per share with respect to the remaining 150,000 shares. In addition to the compensation described above, the Company has agreed to pay the consultant a finder's fee in the event the Company effectuates a corporate restructuring, merger, joint venture or acquisition initiated by the consultant based on a percentage of the consideration of the transaction. The agreement terminates on November 3, 1998 and can be renewed for subsequent two year terms.


(9)   DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES:

In 1988, the Company entered into sale and leaseback agreements for three preschool facilities. The aggregate gain of $491,000 is being amortized as a reduction of rent expense over the lease terms of ten and fifteen years. The unamortized deferred gain on the sale and leaseback of these preschool facilities was $88,000 at July 31, 1997.



(10)  SHAREHOLDERS' EQUITY:

The Company's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01, and 1,000,000 shares of preferred stock par value $1.00.

      COMMON STOCK AND WARRANTS:

At July 31, 1995, the Company had outstanding warrants to purchase 1,000,000 shares of the Company's common stock. The warrants were issued as part of the Company's initial public offering in September 1987, and had an exercise price of $5.00 per share. On September 20, 1995, the expiration date of the warrants was extended until November 6, 1995 and the exercise price was reduced to $1.00 per share. As a condition of this extension and change in exercise price, warrant holders were able to exercise only one of every 16 warrants held or a total of 62,500 warrants. On November 6, 1995, warrants representing the right to purchase 47,074 shares of common stock were exercised, and the Company issued 47,074 shares of common stock in exchange for net proceeds of $40,000.

      SERIES A PREFERRED STOCK:

On February 10, 1995, the Board of Directors adopted a shareholder rights plan (the "Plan"), which authorized the distribution of one right to purchase one one-thousandth of a share of $1.00 par value Series A Participating Preferred Stock (a "Right") for each share of common stock of the Company. Rights will become exercisable following the tenth day (or such later date as may be determined by a majority of the Directors not affiliated with an acquiring person or group) after a person or group (a) acquires beneficial ownership of 15% or more of the Company's common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's common stock.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of the common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable; thereafter, they may be redeemed for a specified period of time at $0.001 per Right.

On May 16,1997, the Board of Directors of the Company authorized the redemption of all outstanding Rights of the Company at a redemption price of $.001 per Right. The Board fixed the close of business on May 19, 1997, as the record date for the determination of holders of common stock entitled to receive notice of the redemption and a check from the Company in payment of the applicable redemption price.

      SERIES B PREFERRED STOCK AND WARRANTS:

On April 6, 1990, the Company completed the sale of 500,000 shares of $1.00 par value Series A Preferred Stock for $500,000. On November 22, 1991, the Company issued 500,000 shares of its Series B Preferred Stock ("Series B") in exchange for its formerly issued Series A Preferred Stock and the Series A Preferred Stock was retired. The transaction also included the issuance of warrants to purchase up to 500,000 shares of the Company's common stock at any time during the period from April 6, 1990 to April 6, 1995 at $1.00 per share, subject to adjustment. On April 6, 1995, all 500,000 warrants were exercised. Proceeds from this issuance of common stock, net of issuance and registration costs of $34,000, were $466,000. Each share of Series B has a $1.00 per share liquidation preference, carries a $.10 per share annual cumulative dividend and is convertible into one share of the Company's common stock, subject to adjustment. Cumulative dividends payable on the Series B as of July 31, 1997 were $4,000. In September 1997, all of the outstanding shares of Series B Preferred Stock were converted into shares of common stock.

      SERIES C PREFERRED STOCK AND WARRANTS:

In December 1995, the Company completed a public offering of 333,333 newly issued shares of Series C Preferred Stock at $15 per share. Net proceeds from the offering were $4,026,000, which are being used primarily for expansion of the Company's operations, both through the opening of additional Company facilities and the acquisition of existing child care centers.

In February 1996, the underwriters of the public offering exercised their option to purchase 24,000 additional shares of Series C Preferred Stock to cover over-allotments. These shares were sold by the Company at the same price and same terms as those applicable to the initial offering of Series C Preferred Stock resulting in net proceeds to the Company of $298,000.

Each share of Series C carries a 9% annual cumulative dividend and is convertible into 7.0588 shares of the Company's common stock. Dividends payable after the first anniversary of the sale of the Series C may, at the option of the Company, be paid in shares of Common Stock having a fair market value equal to the amount of the dividend. Cumulative dividends payable on the Series C as of July 31, 1997 were $40,000.

The Series C ranks junior to the Company's Series B in terms of dividends and liquidation rights, but senior to all other capital stock of the Company.

At July 31, 1997, the Company had outstanding warrants to purchase an aggregate of 33,333 shares of Series C Preferred Stock.


(11)  INCOME TAXES:

Statement of Financial Accounting Standards No. 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES, requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the Company's ability to generate sufficient taxable income in the future.

In fiscal 1997 and 1996 the valuation allowance was increased by $418,000 and $244,000, respectively, primarily due to the increase in the Company's net operating loss carryforwards. The net losses for both fiscal years was mainly attributable to the unusual charges recorded by Company for impairments of certain assets.

If the Company is unable to generate sufficient taxable income in the future, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to realize all of the deferred tax assets, the valuation allowance will be further reduced and reflected as an income tax benefit in future periods.

The components of the net deferred tax asset are as follows at July 31, 1997:

                                         Current     Long-Term      Total
                                        ----------   ----------  ----------
Deferred Tax Liabilities:
  Excess of book basis over tax
   basis in fixed assets                $        -  $  (68,000)  $  (68,000)
  Other                                          -      (4,000)      (4,000)
                                        ----------   ----------  ----------
                                                 -     (72,000)     (72,000)

Deferred Tax Assets:
  Tax effect of net operating loss
   carryforwards                                 -     732,000      732,000
  Allowance for doubtful accounts           14,000           -       14,000
  Accelerated tax depreciation                   -     206,000      206,000
  Deferred revenue                          37,000           -       37,000
  Accrued vacation and sick leave           81,000           -       81,000
  Accrued bonus                             14,000           -       14,000
  Deferred rent                             29,000     114,000      143,000
  Deferred gain on sale of real estate      18,000      17,000       35,000
  Asset impairment                               -      40,000       40,000
  Rental reserve                                 -     329,000      329,000
  Intangible assets                              -      10,000       10,000
  Management fee reserve                         -     273,000      273,000
  Other                                          -       3,000        3,000
  Valuation allowance                            -  (1,150,000)  (1,150,000)
                                        ----------   ----------  ----------
                                           193,000     574,000      767,000
                                        ----------   ----------  ----------
  Net deferred tax assets               $  193,000  $  502,000   $  695,000
                                        ----------   ----------  ----------
                                        ----------   ----------  ----------

The Company's net operating loss carryforwards for federal income tax purposes, which comprise 38% of total deferred tax assets, at July 31, 1997, expire as follows:

                    2004                $   384,000
                    2005                    861,000
                    2006                    564,000
                    2011                    286,000
                                        -----------
                                        $ 2,095,000
                                        -----------
                                        -----------

The Company's net operating loss carryforwards for state income tax purposes totaled approximately $218,000, which begin to expire in 2001.

A reconciliation of the federal income tax rate to the Company's effective tax rate is as follows at July 31, 1997:

                                                          1997       1996
                                                         ------     ------

               Statutory federal rate                      (34)%      (34)%
               State taxes, net of federal benefit          (6)        (6)
               Increase in valuation allowance              40         40
                                                         ------     ------
                                                             0%         0%
                                                         ------     ------
                                                         ------     ------

(12)  RELATED PARTY TRANSACTIONS:

Certain officers of the Company have personally guaranteed child care facility lease payments to nonrelated parties. In addition, certain officers of the Company have personally guaranteed the Company's outstanding debt. As of July 31, 1997, the aggregate amounts of lease payments and other obligations guaranteed by these officers totaled approximately $3,425,000.

(13)  EMPLOYEE BENEFIT PLANS:

1987 STOCK OPTION PLAN

The Company's Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of common stock are authorized for issuance. To date, options to purchase 219,632 of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over ten percent or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

1995 STOCK OPTION PLAN

The Company's 1995 Stock Option Plan (the "1995 Plan") authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of common stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. To date, options to purchase 391,126 of such shares have been granted, with exercise prices of $1.1875 to $1.5125, per share. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. No option may be granted after May 2, 2005.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 40,000 shares of common stock have been granted; such options have a term of six years with an exercise price of $1.1875 to $2.1875 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's common stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's common stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25) and related Interpretations in accounting for its employee stock options instead of adopting the alternative fair value accounting provided for under Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (FAS No.
123). Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by FAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996, respectively: risk-free interest rates of 6.0% and 6.0%; dividend yields of 0% and 0%, volatility factors of the expected market price of the Company's common stock of .657 and .648; and a weighted-average expected life of the options of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair values of the options are amortized over the options' vesting period. Had the Company accounted for its stock option plans and recorded compensation cost in accordance with FAS No. 123, the Company's pro forma net loss and net loss per share for the year ended July 31 would have been as follows:

                                                            1997        1996
                                                         ----------  ----------

     Net loss available for common stock - as reported   $1,609,000  $1,202,000
     Net loss available for common stock - pro forma      1,623,000   1,223,000
     Net loss per share - as reported                           .52         .40
     Net loss per share - pro forma                             .53         .41

A summary of the Company's stock option activity, and related information for the years ended July 31 follows:



                                                  1997                                   1996
                                  ------------------------------------   -------------------------------------
                                                      Weighted-Average                        Weighted-Average
                                      Options          Exercise Price         Options          Exercise Price
                                  ----------------    ----------------   ----------------     ----------------
Outstanding-beginning of year         630,000               $1.45             610,000               $1.43
Granted                                56,126                1.29              26,189                2.02
Exercised                             (25,368)               0.94                   -                   -
Canceled                              (10,000)               2.25              (6,189)               1.38
                                  ----------------    ----------------   ----------------     ----------------
Outstanding-end of year               650,758               $1.45             630,000               $1.45
                                  ----------------    ----------------   ----------------     ----------------
                                  ----------------    ----------------   ----------------     ----------------

Exercisable at end of year            493,317               $1.43             396,480               $1.45
                                  ----------------    ----------------   ----------------     ----------------
                                  ----------------    ----------------   ----------------     ----------------

Weighted-average fair value of
 options granted during the year        $1.29                                   $2.02
                                  ----------------                       ----------------
                                  ----------------                       ----------------



Exercise prices for options outstanding as of July 31, 1997 ranged from $.50 to $2.375. The weighted-average remaining contractual life of those options is 5 years.

     401(k) PLAN

The Company has a contributory retirement plan (the 401(k) Plan) for the majority of its employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Code.

The 401(k) Plan provides that each participant may contribute up to 20% of their salary, not to exceed the statutory limit. The Company will make a fixed-matching contribution equal to 25% of each participant's contribution, up to a maximum of 2% of total annual cash compensation received by respective participants. Under the terms of the 401(k) Plan, the Company may also make discretionary year-end contributions. Each participant has the right to direct the investment of his or her funds among certain named plans.

(14)  SUBSEQUENT EVENTS:

On September 2, 1997, the Company announced it had signed a definitive agreement to combine with Education Alternatives, Inc. (EAI). Under the agreement, Sunrise will operate as a wholly owned subsidiary of EAI.

Under the agreement, EAI is to acquire the Company for approximately $13.5 million in cash and stock, subject to adjustment.

EAI, based out of Minneapolis, operates private schools and has been awarded a contract to operate 12 charter schools in Arizona.

It is expected that the exchange of shares will be tax-free to Sunrise shareholders and that the merger, which is subject to the approval of shareholders of both companies and certain other conditions, will be completed by early January 1998.

During fiscal 1997, PSI was selected to operate charter schools in the State of Arizona. In September 1997, PSI opened several schools as Sunray Charter Schools. The Company has agreed to manage and lease space to Sunray Charter Schools.